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                                                                    EXHIBIT 4.23

                            PARLUX FRAGRANCES, INC.



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE BORROWER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.


                    5% CONVERTIBLE DEBENTURE DUE MAY 1, 1998

Fort Lauderdale, Florida                                         $5,000,000.00
May 17, 1996

FOR VALUE RECEIVED, PARLUX FRAGRANCES, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to GFL PERFORMANCE FUND LTD. or registered assigns (the "HOLDER") or order, the sum of Five Million Dollars ($5,000,000.00) on May 1, 1998, and to pay interest on the unpaid principal balance hereof at the rate of five percent (5%) per annum from the date hereof until the same becomes due and payable, whether at maturity, upon acceleration or otherwise. Interest shall commence accruing on the date hereof and shall be payable on the 1st day of each August, November, February and May, commencing August 1, 1996, and at maturity. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date thereof until the same is paid. All payments of principal shall be made in lawful money of the United States of America, and all payments of interest shall be made in lawful money of the United States of America or, at the option of the Borrower and subject to the provisions of this Debenture, in whole or in part in fully paid and nonassessable shares of Common Stock, $.01 par value, of the Borrower as such stock exists on the date of issuance of this Debenture, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK"). All payments shall be made by wire transfer of immediately available funds to such account as the Holder shall specify from time to time to the Borrower by written notice given in accordance with the provisions of this Debenture.

     The following terms shall apply to this Debenture:



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1. ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST

     (a) If the Borrower desires to exercise its option to make a payment of interest on this Debenture wholly or partly in shares of Common Stock (hereinafter sometimes called the "STOCK PAYMENT OPTION"), the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Borrower.

     (b) The Borrower shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Debenture if:

     (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Borrower's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

     (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority, under any law or regulation, and such registration or approval has not been effected or obtained or sales pursuant to such registration cannot then be made for any reason; provided however, that with respect to compliance with the securities or blue sky laws of the states of the United States, the requirements of this clause (ii) shall be deemed satisfied if at the applicable time the Borrower is in compliance with Section 3(e) of the Registration Rights Agreement of even date herewith by and among the Borrower and the investor named therein (the "REGISTRATION RIGHTS AGREEMENT").

     (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on any national or regional securities exchange on which the Common Stock is then listed; or have not been approved for quotation if traded in the over-the-counter market;

     (iv) the Average Market Price (as defined herein) is less than the par value of the Common Stock;

     (v) an Event of Default (as defined herein) has occurred and is continuing or has not been waived; or

     (vi) the Common Stock is neither (i) listed or admitted for trading on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") nor
(ii) quoted on the National Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ-NM");

provided, however, that in no event shall the Borrower be permitted to exercise the Stock Payment Option and issue shares of Common Stock pursuant thereto if, after giving effect to


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such issuance, the number of shares of Common Stock issued on conversion of this Debenture and otherwise beneficially owned by such holder and all other holders whose holdings would be aggregated with such holder for purposes of calculating beneficial ownership in accordance with Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder ("SECTIONS 13(D) AND 16"), including, without limitation, any person serving as an adviser to any holder (collectively, the "RELATED PERSONS"), would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16); and cash shall be paid in lieu of any shares which cannot be issued pursuant to this proviso. Common Stock issuable upon conversion of this Debenture by such holder or the Related Persons shall not be deemed to be beneficially owned by such holder or the Related Persons for this purpose.

     (c) If the Stock Payment Option is properly elected, the Borrower shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Average Market Price (as herein defined) for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the applicable payment date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Debenture which is being paid in shares of Common Stock were being paid in such lawful money. No fractional shares will be issued in payment of interest on this Debenture. In lieu thereof, the Borrower may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in an amount representing such fractional shares. The shares of Common Stock issued or to be issued by the Borrower in payment of interest on this Debenture are sometimes referred to hereinafter as the "INTEREST SHARES."

     (d) If the Borrower exercises the Stock Payment Option with respect to a payment of interest on this Debenture, the Borrower shall deliver to the Holder, on or prior to the date on which Interest Shares for such payment of interest on this Debenture are to be dispatched to the Holder, an Officers' Certificate (as hereinafter defined) setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Interest Shares, (iii) the number of Interest Shares allocable to such payment, as calculated pursuant to this Section, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 2(c), (v) a brief statement of the facts requiring such adjustment, and (vi) a brief statement that none of the conditions set forth in
Section 2(b) has occurred and is existing. Such Officer's Certificate shall be accompanied by the certificates and instruments, each duly issued in the name of the Holder, representing the Interest Shares. Such Officers' Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Shares allocable to the payments to which such Officers' Certificate relates and of any adjustments to such number made pursuant to this Section. In addition, on or before the pertinent payment date, the Borrower shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Interest Shares in the name of the Holder before being so delivered by the Borrower.


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     (e) The Interest Shares, when dispatched pursuant to and in compliance with this Section, shall be, and for all purposes shall be deemed to be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock;

     (f) As used in this Debenture, the following terms shall have the following meanings:

     "AVERAGE MARKET PRICE" of any security for any period shall be computed as the arithmetic average of the closing quotations for such security for each trading day in such period on NYSE or AMEX, or, if NYSE or AMEX is not the principal trading market for such security, of the closing bid prices on the principal trading market (including any automated quotations system) for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Borrower.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman or Vice Chairman of the Board, the President or the Chief Financial Officer.

2. CONVERSION AT THE OPTION OF THE HOLDER

     (a) Conversion Right. The Holder shall have the right any time after the date the Registration Statement (the "REGISTRATION STATEMENT") required to be filed by the Borrower pursuant to Section 2(a) of the Registration Rights Agreement is declared effective (the "EFFECTIVE DATE") by the Securities and Exchange Commission (the "SEC") and then at any time on or prior to the day this Debenture is paid in full, to convert at any time all, or from time to time any part of, the outstanding and unpaid principal amount of this Debenture into fully paid and nonassessable shares of Common Stock at the conversion price determined as provided herein (the "CONVERSION PRICE"); provided, however, that in no event shall any Holder be entitled to convert any portion of the principal amount of this Debenture if, after giving effect to such conversion, the number of shares issued on conversion and otherwise beneficially owned by such holder and all Related Persons would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16). Common Stock issuable upon conversion as to any portion of the outstanding and unpaid principal amount of this Debenture as to which the Holder has not exercised its right of conversion shall not be deemed to be beneficially owned by such holder or Related Persons for this purpose. Notwithstanding that the Borrower shall have given the Holder a Mandatory Conversion Notice (as defined herein), the Holder shall have the right to convert as provided herein at any time up to the date fixed for such conversion. Upon the surrender of this Debenture, accompanied by a Notice of Conversion of Convertible Debenture in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "CONVERSION NOTICE"), the Borrower shall issue and, within three (3) business days after such surrender of this Debenture with the Conversion Notice, deliver to or upon the order of


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the Holder (1) that number of shares of Common Stock for the portion of the
Debenture converted as shall be determined in accordance herewith, (2) a new Debenture in the form hereof for the balance of the principal amount hereof, if any, and (3) payment of the accrued and unpaid interest on the portion of the principal amount of this Debenture so converted (which payment of interest may be made in accordance with Section 1 of this Debenture if the Borrower satisfies the requirements thereof). The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal amount of the Debenture to be converted by the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder.

     (b) Conversion Price. The Conversion Price shall be the lesser of (i) eighty five percent (85%) (the "CONVERSION PERCENTAGE") of the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of the Conversion Notice, subject to adjustment as provided herein, or (ii) $12.00 (the "FIXED CONVERSION PRICE").

     (c) Adjustment to Conversion Percentage. If the Registration Statement has not been declared effective by the SEC within ninety (90) days after the date hereof, or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement by reason of issuance of a stop order, the Borrower's failure to update the Registration Statement or otherwise, or if the Common Stock is not listed or included for quotation on the NASDAQ-NM, NYSE, or AMEX, then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage shall be reduced by a number of percentage points equal to the Discount Amount, as hereinafter defined, times the sum of: (i) the number of months (prorated for partial months) after the end of such 90 day period and prior to the date the Registration Statement is declared effective by the SEC, (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement (by reason of stop order, the Borrower's failure to update the Registration or otherwise) after the Registration Statement has been declared effective; and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ-NM, NYSE or AMEX after the Registration Statement has been declared effective. The "DISCOUNT AMOUNT" for the first two months during which adjustment is required by this Section shall be one (1); for the third month, two (2); and for the fourth month and each month thereafter, three (3). (For example, if the Registration Statement becomes effective one and one-half (1 1/2) months after the end of such 90 day period, the Conversion Percentage would be 83.5% until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of two (2) months, the Conversion Percentage would then be 79.5%.) If the Holder converts this Debenture, or any portion thereof, into Common Stock and an adjustment to the Conversion Percentage is required subsequent to such conversion, but prior to the sale of such Common Stock by such Holder, the Borrower shall pay to such Holder, within five (5) days after receipt of a notice of


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the sale of such Common Stock from such Holder, an amount equal to the Average
Market Price of the Common Stock obtained upon conversion for the five (5) trading days ending one (1) trading day prior to the date of conversion multiplied by a fraction, the numerator of which shall be the applicable Discount Amount and the denominator of which shall be one hundred (100), times the number of months (prorated for partial months) for which an adjustment was required. Such amount may be paid at the Borrower's option in cash or Common Stock valued based on the Average Market Price of the Common Stock for the period of five (5) consecutive trading days ending on the date of the sale of such Common Stock (the "DAMAGE SHARES"); provided, however, that any amounts due as to that period during which the shares are not traded or included for quotation on the NASDAQ-NM, NYSE or AMEX shall be paid in cash only; provided, further, however, that in no event shall the Damage Shares be issued hereunder if, after giving effect to such issuance, the number of shares of Common Stock issued as Damage Shares and otherwise beneficially owned by such holder and all Related Persons would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16); and cash shall be paid in lieu of any shares which cannot be issued pursuant to this second proviso. Common Stock issuable upon conversion of this Debenture by such holder or the Related Persons shall not be deemed to be beneficially owned by such holder or the Related Persons for this purpose. (For example, if the Conversion Percentage was 83.5% at the time of conversion of $1,000,000 in unpaid principal of this Debenture (such that that amount was converted into Common Stock having an Average Market Price for the applicable period in aggregate of $1,197,604.70) and subsequent to conversion there was a further two (2) month delay in the Registration Statement's being declared effective, and such Common Stock was sold at the end of such two (2) month period, the Borrower would pay to the Holder $47,904.19 in cash or Common Stock.)

     (d) Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Debenture, to pay interest hereunder, and to pay any damages pursuant to Section 2(c). The Borrower represents that, upon issuance, such shares will be duly authorized, validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock as required hereunder.

     (e) Concerning the Shares. The shares of Common Stock issuable upon conversion of, or in payment of interest under, this Debenture (or pursuant to Section 2(c)) may not be sold or transferred unless (i) they first shall have been registered under the 1933 Act and applicable state securities laws or (ii) the Borrower shall have been furnished with an opinion of legal counsel, in form, scope and substance reasonably satisfactory to the Borrower, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder (collectively,



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the "1933 ACT") or (iii) sold pursuant to Rule 144 under the 1933 Act.  Each certificate for shares of Common Stock issuable upon conversion of, or in payment of interest under, this Debenture (or pursuant to Section 2(c)) that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form as appropriate:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Debenture or issuable pursuant hereto, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Borrower shall have received either (A) an opinion of counsel, in form, scope and substance reasonably satisfactory to the Borrower, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the holder that such holder is eligible to sell immediately all of the Common Stock issuable upon conversion of this Debenture or issuable pursuant hereto pursuant to Rule 144 (or successor thereto) or (ii) a Registration Statement covering such securities is in effect. Nothing in this Debenture shall (i) limit the Borrower's obligations under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

     (f) Effect of Merger, Consolidation, etc. If at any time when this Debenture is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or



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assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Percentage and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as maybe practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Borrower shall not effect any transaction described in this Section 2(f) unless (a) it first gives, to the extent practical, thirty (30) days prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this
Section 2(f).

     (g) Taxes. The Borrower shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of this Debenture as herein provided. The Borrower shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Debenture surrendered for conversion is registered on the Borrower's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Borrower the amount of any such tax, or has established to the satisfaction of the Borrower and its transfer agent, if any, that such tax has been paid.

3. CONVERSION AT THE OPTION OF THE BORROWER

     The Borrower may, at any time subsequent to one hundred eighty (180) days after the Effective Date and so long as no Event of Default shall have occurred or be continuing and so long as the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one day prior to the date of any notice of mandatory conversion (a "MANDATORY CONVERSION NOTICE") has been greater than twenty dollars ($20) per share, require the Holder to convert some or all of the unpaid and outstanding principal of this Debenture into Common Stock in accordance with the terms hereof; provided, however, that in no event shall the Borrower be entitled to require any holder to convert any portion of this Debenture if, and no such conversion shall be effective to the extent that, after giving effect to such conversion, the number of shares of Common Stock issued in such conversion and otherwise beneficially owned by such holder and all Related Persons, would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16). The Conversion Price for the purposes of this Section 3 shall be the lesser of (i) the product obtained by multiplying the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one day prior to the conversion date specified in the Mandatory Conversion Notice by the then applicable Conversion Percentage, or (ii) the Fixed Conversion Price. Any Mandatory Conversion Notice shall be given by mail to the




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Holder at least fifteen (15) trading days prior to the date fixed as the date for the conversion thereof and shall state that the specified portion of the Debenture shall be converted at the Conversion Price in effect on the date fixed for the conversion, upon the surrender, at the time and place designated in such notice, of the Debenture. Within two (2) business days after the date fixed for conversion, the Borrower shall deliver to the Holder (1) that number of shares of Common Stock for the portion of the Debenture converted as shall be determined in accordance herewith, (2) a new Debenture in the form hereof for the balance of the principal amount hereof, if any, and (3) payment of the accrued and unpaid interest on the portion of the principal amount of this Debenture so converted (which payment of interest may be made in accordance with Section 1 of this Debenture if the Borrower satisfies the requirements thereof). Notwithstanding the foregoing, if, at the time fixed for such conversion, the Common Stock is not listed or included for quotation on the NASDAQ-NM, NYSE, or AMEX, then the Mandatory Conversion Notice shall be null and void.

4. EVENTS OF DEFAULT

     If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

     (a) The Borrower fails (i) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (ii) to pay any installment of interest hereon when due and, in the case of this clause (ii) only, such failure continues for a period of five (5) days after the due date thereof;

     (b) The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement;

     (c) The Borrower breaches any material covenant or other material term or condition of this Debenture, the Note Purchase Agreement of even date herewith by and between the Borrower and the investor named therein (the "NOTE PURCHASE AGREEMENT") or the Registration Rights Agreement and such breach continues for a period of ten business (10) days after written notice thereof to the Borrower from the Holder;

     (d) Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and, in the case of any such false or misleading representation or warranty as to which the facts or events underlying such falsehood or misleading nature are reasonably capable of cure without



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material adverse effect on the Holder, the same shall not have not have been cured within ten business days;

     (e) The Borrower, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (each, a "BANKRUPTCY LAW") (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding,
(iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (iv) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law (each, a "CUSTODIAN") of it or for all or substantially all of its property, (v) consents to the institution of bankruptcy or insolvency proceedings against it, (vi) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Borrower or for any substantial part of its property, (vii) makes a general assignment for the benefit of its creditors, or (viii) takes any corporate action in furtherance of any of the foregoing;

     (f) Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its or their property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

     (g) A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any Bankruptcy Law which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Borrower, (ii) appoint a Custodian of the Borrower or for any substantial part of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Borrower and such petition, application or proceeding is not dismissed within 60 days;

then upon the occurrence and during the continuation of any Event of Default, at the option of the Holder hereof, the Borrower shall, pay to the Holder an amount equal to the sum of (x) the unpaid principal amount of this Debenture plus (y) an amount equal to seventeen and sixty four-hundredths (17.64%) of the unpaid principal amount of this Debenture, plus accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If prior to or after the occurrence of any event which would be an Event of Default the Holder shall have waived the same in writing, such event shall not be deemed an Event of Default for any purpose.




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



5. MISCELLANEOUS

     (a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (b) Notices. Any notices required or permitted to be given under the terms of this Debenture shall be sent by registered or certified mail, return receipt requested, or delivered personally or by courier or telefacsimile and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

     If to the Borrower:

      3725 S.W. 30th St.
     Fort Lauderdale, FL 33312
     Telephone: (954) 316-9008
     Telecopy: (954) 316-8155
     Attention: Ilia Lekach

     If to the Holder, at the addresses on the signature page.

     With copy to:

     Genesee Advisers
     11921 Freedom Drive, Suite 550
     Reston, VA  22090
     Telephone: (703) 904-4349
     Telecopy:  (703) 834-6627
     Attention:  Neil T. Chau

     And:

     Klehr, Harrison, Harvey, Branzburg & Ellers
     1401 Walnut Street
     Philadelphia, PA  19102
     Telephone: (215) 568-6060
     Telecopy:  (215) 568-6603
     Attention: Stephen T. Burdumy, Esq.

Each party shall provide notice to the other party of any change in address.

     (c) Amendment Provision. The term "DEBENTURE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     (d) Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

     (e) Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees and costs.

     (f) Governing Law. This Debenture shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

     IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer on the day and in the year first above written.


                                                 PARLUX FRAGRANCES, INC.



                                               By:/S/Frank A. Buttacavoli
                                               ---------------------------
                                               Title: Vice President/C.F.O.

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
                            OF CONVERTIBLE DEBENTURE

TO: PARLUX FRAGRANCES, INC.

     (1) Pursuant to the terms of the attached Convertible Debenture (the "DEBENTURE"), the undersigned hereby elects to convert: $_______ principal amount of the Debenture into shares of Common Stock of PARLUX FRAGRANCES, INC., a Delaware corporation (the "BORROWER"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Debenture.

     (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Debenture is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


                    -------------------         -------------------
                    Name                        Name



                    -------------------         -------------------
                    Address                     Address



                    -------------------         -------------------
                    SS or Tax ID Number         SS or Tax ID Number




     (3) In the event of partial exercise, please reissue an appropriate Debenture for the principal balance which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Debenture.

     (4) If the shares of Common Stock issuable upon conversion of the Debenture have not been registered under the Securities Act of 1933, as amended (the "ACT"), the undersigned represents and warrants that such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, except pursuant to sales registered under the 1933 Act and (ii) the undersigned is an "ACCREDITED INVESTOR" as defined in Regulation D under the 1933 Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act and applicable state securities laws or (ii) the Borrower first shall have been furnished with an opinion of legal counsel, in form, scope and substance reasonably satisfactory to the Borrower, to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) the Borrower may place a legend on the certificates) for the shares to that effect and place a stop-transfer restriction in its records relating to shares.



Date:
     -----------------------        ---------------------------------------
                                    Signature of Registered Holder (must be
                                    signed exactly as name appears in the
                                    Debenture)


                                       2